UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 22, 2002

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 0-16448

Holiday RV Superstores, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	59-1834763

(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

100 Tri-State International Drive, Suite 115
Lincolnshire, Illinois 60069

(Address Of Principal Executive Offices)

(847) 948-1684

(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On November 22, 2002, Holiday RV Superstores, Inc. (the “Company”) entered into a definitive agreement (the “Sale Agreement”) to sell the assets of its Bakersfield, California business to Venture Out RV Centers, Inc. (the “Purchaser”).

     Pursuant to the Sale Agreement, the Purchaser will pay a purchase price of $775,000 plus the adjusted book value of the inventory and fixed assets and will assume certain liabilities. The sale is expected to close by the middle of December 2002; however, the sale remains subject to certain conditions, including the consent of the Company’s secured lenders. While the Company expects all conditions will be satisfied, no assurance can be given in this regard. A copy of the Sale Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

     The net proceeds from the sale will be used to pay down the obligations to Bank of America, the Company’s senior lender.

     Attached as Exhibit 99.2 is the press release issued by Holiday RV Superstores, Inc., dated November 27, 2002, related to the Sale Agreement. The press release is incorporated by reference into this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Assets, dated November 22, 2002, by and among, Holiday RV Superstores, Inc. (the “Company”), Holiday RV Superstores West, Inc., a subsidiary of the Company, and Venture Out RV Centers, Inc.
99.1	Press Release issued November 27, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 27th day of November, 2002.

HOLIDAY RV SUPERSTORES, INC

/s/ Anthony D. Borzillo

Anthony D. Borzillo Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Assets, dated November 22, 2002, by and among, Holiday RV Superstores, Inc. (the “Company”), Holiday RV Superstores West, Inc., a subsidiary of the Company, and Venture Out RV Centers, Inc.
99.1	Press Release issued November 27, 2002

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